POWER OF ATTORNEY

	The undersigned hereby constitutes and appoints each of Andrew J. Cronauer or his successor, Kevin R. Lind or his successor, Steven W. Spector or his successor, Veronica Vallejo or her successor, and each of them acting singly, as the true and lawful attorney-in-fact of the undersigned to:

(1)		execute for and on behalf of the undersigned, in the undersigned's capacity as an employee, officer and/or director (or pending employee, officer and/or director) of Arena Pharmaceuticals, Inc. (the "Company"), Form IDs and Forms 3,
4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)		do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, or
5, complete and execute any amendment or amendments thereto, and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this power of attorney (this "Power of Attorney") shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

	The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company, attention the foregoing attorneys in fact.

This Power of Attorney supersedes any previous power of attorney granted by the undersigned, in the undersigned's capacity as an employee, officer and/or director of the Company, and relating to Form ID, 3, 4, or 5.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of April 2018.


			/s/ Kieran T. Gallahue
			Signature

			Kieran T. Gallahue
			Print Name